                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 12, 2005
                        (date of earliest event reported)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                              as Depositor under a
                         Pooling and Servicing Agreement
                           dated as of January 1, 2005
                          providing for the issuance of

           Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates
                                  Series 2005-1

                         Delaware 333-120916 30-0183252

                    (State or other (Commission (IRS Employer
                   jurisdiction of File Number) Identification
                             Incorporation) Number)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                    (Address of principal executive offices)

                  Registrant's telephone number, including area
                                     code:

                                 (212) 272-2000

Item 8.01.   Other Events.

Filing of Collateral Materials

     In  connection  with the proposed  offering of the Bear Stearns ALT-A Trust
Mortgage  Pass-Through  Certificates Series 2005-1 (the  "Certificates"),  Bear,
Stearns & Co. Inc., as underwriter (the  "Underwriter"),  has furnished  certain collateral information (the "Collateral  Materials") to potential investors with respect to the mortgage  loans (the  "Mortgage  Loans")  underlying the proposed offering of the  Certificates.  The  Collateral  Materials are listed as Exhibit
99.1 hereto and are filed herewith.

     The  information  in the Collateral  Materials is  preliminary  and will be superseded by the  description of the Mortgage Loans contained in the Prospectus
Supplement of Structured  Asset  Mortgage  Investments  II Inc.  relating to the
Certificates  (the  "Prospectus   Supplement")  and  by  any  other  information
subsequently filed with the Securities and Exchange  Commission.  The Collateral
Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement.

     In addition,  the actual  characteristics  of the Mortgage Loans underlying the  Certificates  may differ from the  information  provided in the  Collateral
Materials,  which were provided to certain investors only to give a sense of the underlying collateral which will effect the maturity,  interest rate sensitivity and cash flow  characteristics  of the Certificates.  Any difference between the
collateral   information   in  the   Collateral   Materials   and   the   actual
characteristics  of the  Mortgage  Loans will affect the actual  yield,  average life,  duration,  expected  maturity,  interest rate  sensitivity  and cash flow characteristics of the Certificates.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

99.1  Collateral Materials

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2005

                                   STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   (Registrant)

                                   By: /s/ Baron Silverstein
                                            Name:
                                            Title:
                                            (Authorized Officer)

EXHIBIT INDEX

Exhibit No.       Description of Exhibit

99.1              Collateral Materials.